Exhibit 99.1

At Fenix Parts:

Scott Pettit

Chief Financial Officer

scottpettit@fenixparts.com

Investor and Media Inquiries:

Chris Kettmann

Clermont Partners

312-690-6002

ckettmann@clermontpartners.com

Fenix Parts Announces Acquisition of Ocean County Auto Wreckers, Inc.

WESTCHESTER, IL – August 18, 2015 – Fenix Parts, Inc. (Nasdaq: FENX), a leading recycler and reseller of original equipment manufacturer (“OEM”) automotive products, today announced the acquisition of Ocean County Auto Wreckers, Inc. (“Ocean County”) in Bayville, New Jersey. Founded in 1959, Ocean County is a full-service auto recycling facility and represents Fenix Parts’ second location in New Jersey. For the 12 months ended June 30, 2015, Ocean County had revenues of approximately $8.0 million.

Kent Robertson, CEO of Fenix Parts, said, “We are pleased to announce our first acquisition since our IPO and related combination in May as we welcome the Ocean County team to Fenix Parts. Ocean County is a high-quality auto recycler that meets all of our acquisition criteria, with strong leadership and operations adjacent to our existing markets that will expand our distribution, dismantling, warehouse and yard capacity.”

Robertson continued, “With the addition of Ocean County, we now have 14 facilities located primarily in the northeastern U.S. and Canada, allowing Fenix to provide customers access to a larger, more diverse inventory and better product availability. We look forward to announcing future acquisitions as we continue to execute our expansion strategy.”

About Fenix Parts

Fenix Parts is a leading recycler and reseller of original equipment manufacturer (“OEM”) automotive products. The company’s primary business is auto recycling, which is the recovery and resale of OEM parts, components and systems reclaimed from damaged, totaled or low value vehicles. Customers include collision repair shops (body shops), mechanical repair shops, auto dealerships and individual retail customers. Fenix provides its customers with high-quality recycled OEM products, extensive inventory and product availability, responsive customer service and fast delivery.

Fenix was founded in January 2014 to combine eight founding companies and create a network that offers sales, fulfillment and distribution in key regional markets in the United States and Canada. The founding companies have been in business an average of 25 years and operate from 13 locations.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as “may, will, should, anticipates, believes, expects, plans, future, intends, could, estimate, predict, projects, targeting, potential or contingent,” the negative of these terms or other similar expressions. Our actual results could differ materially from those discussed or implied herein.

We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings. These filings are available online at www.sec.gov, www.fenixparts.com or upon request from Fenix Parts.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.